EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


[Letterhead of Gregory & Associates, LLC]



Ladies and Gentlemen:

We consent to the inclusion in this Form 10-SB of Penge Corp ("Penge") of our report dated October 29, 2005, except for Note 18 at to which the date is July 31, 2006,relating to the consolidated financial statements of Penge and subsidiaries for the year ended June 30, 2005.


/s/ Gregory & Associates, LLC
-----------------------------
    Gregory & Associate, LLC


Salt Lake City, Utah
August 14, 2006